Exhibit 10.2

Portions of this document have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment. The location of these omissions is marked by [                    ]. Confidential treatment requested by WQN, Inc.

SEAVIEW MEZZANINE FUND LP

AGREEMENT OF LIMITED PARTNERSHIP

Dated as of December 8, 2004

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SEAVIEW MEZZANINE FUND LP

i

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ii

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iii

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SEAVIEW MEZZANINE FUND LP

     AGREEMENT OF LIMITED PARTNERSHIP, dated and effective as of December 8, 2004, among SeaView GP, LLC, a Delaware limited liability company (in its capacity as a general partner of the Partnership) and the Private Limited Partners named in Schedule A attached to this Agreement, as amended from time to time. The parties, in consideration of their mutual agreements stated in this Agreement, agree to become partners and to form a limited partnership under the Act. The purpose of the Partnership is to operate as a small business investment company under the SBIC Act, licensed by SBA for the period and upon the terms and conditions stated in this Agreement. The parties further agree as follows:

ARTICLE I
GENERAL PROVISIONS

Section 1.01. Definitions.

     For the purposes of this Agreement, the following terms have the following meanings:

     (a) “Act” means the Delaware Limited Partnership Act, as may be amended from time to time and as set forth in Del. Code. Ann. tit. 6, chapter 17 (or any successor to such statute).

     (b) “Additional Private Limited Partners” has the meaning stated in Section 5.04.

     (c) “Advisory Board” has the meaning stated in Section 3.11.

     (d) “Affiliate” has the meaning stated in the SBIC Act.

     (e) “Agreement” means this agreement of limited partnership, as amended from time to time. References to this Agreement will be deemed to include all provisions incorporated in this Agreement by reference.

     (f) “Assets” means common and preferred stock (including warrants, rights and other options relating to such stock), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds (tangible or intangible), chooses in action, and cash, bank deposits and so-called “money market instruments”.

     (g) “Assets Under Management” means, as of any specified date, the value of all Assets owned by the Partnership (the value to be determined as provided in this Agreement), including contributions requested and due from Partners and uncalled amounts of Commitments that are included in the Partnership’s Regulatory Capital (as such term is used in the SBIC Act), less the amount of any liabilities of the Partnership, determined in accordance with generally accepted accounting principles, consistently applied.

     (h) “Associate” has the meaning stated in the SBIC Act.

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     (i) “Capital Account” means the account of each Partner that reflects its interest in the Partnership determined in accordance with Section 6.03.

     (j) “Certificate of Limited Partnership” means the certificate of limited partnership with respect to the Partnership filed for record in the office of the Secretary of State of the State of Delaware.

     (k) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and interpretations thereof promulgated by the Internal Revenue Service, as in effect from time to time.

     (l) “Combined Capital” has the meaning stated in the SBIC Act.

     (m) “Commitments” means the capital contributions to the Partnership that the Partners have made or are obligated to make to the Partnership. The amounts and terms of the Commitments of the General Partner and the Private Limited Partners will be as stated in this Agreement.

     (n) “Commitment Period” means the period commencing on the date on which the Private Limited Partners first make initial contributions to the Partnership, and ending on the fifth anniversary of such date.

     (o) “Control Person” has the meaning stated in the SBIC Act.

     (p) “Cumulative Capital Contribution” means the cumulative contributions to the capital of the Partnership from time to time made by a Private Limited Partner (in no event, exceeding such Private Limited Partner’s Commitment).

     (q) “Debentures” has the meaning stated in the SBIC Act.

     (r) “Designated Party” means any of the General Partner, any Investment Adviser/ Manager, and any partner, member, manager, stockholder, director, officer, employee or Affiliate of the General Partner and any Investment Adviser/ Manager.

     (s) “Distributable Security” has the meaning stated in the SBIC Act.

     (t) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and interpretations thereof promulgated by the Department of Labor, as in effect from time to time.

     (u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

     (v) “Final Admission Date” shall have the meaning set forth in Section 5.04.

     (w) “Fiscal Year” has the meaning stated in Section 9.03.

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     (x) “General Partner” means the general partner or general partners of the Partnership, as set forth in this Agreement, which initially shall be SeaView GP, LLC.

     (y) “Indemnifiable Costs” means all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense, and any sums which may be paid with the consent of the Partnership in settlement), incurred in connection with or arising from a claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority.

     (z) “Initial Closing” shall mean the closing which shall take place, or which has taken place, on December 8, 2004.

     (aa) “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

     (bb) “Investment Adviser/Manager” has the meaning stated in the SBIC Act.

     (cc) “Investment Company Act” means the Investment Company Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the Securities and Exchange Commission, as in effect from time to time.

     (dd) “Leverage” has the meaning stated in the SBIC Act.

     (ee) “Leverageable Capital” has the meaning stated in the SBIC Act.

     (ff) “Net Losses” means, with respect to any fiscal period, the excess, if any, of:

     (i) all expenses and losses incurred during the fiscal period by the Partnership from all sources over

     (ii) the aggregate revenue, income and gains realized during the fiscal period by the Partnership from all sources.

     For purposes of determining Net Losses:

     (A) items will be taken into account to the extent that (1) they are includable as items of income, credit, loss or deduction for Federal income tax purposes (including items described in Section 705(a)(2)(B) of the Code, or treated as so described in Treasury Regulation § 1.704-1(b)(2)(iv)(i)) or, (2) in the case of items of income, they constitute income that is exempt from Federal income tax; and

     (B) if any Non-cash Asset is distributed in kind, it will be deemed sold at the value established at the most recent valuation of the Non-cash Asset under this Agreement (or such other valuation date as is required under the SBIC Act) and any unrealized appreciation or depreciation with respect to the Non-cash Asset will be deemed realized and included in the determination of Net Losses.

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     (gg) “Net Profits” means, with respect to any fiscal period, the excess, if any, of:

     (i) the aggregate revenue, income and gains realized during the fiscal period by the Partnership from all sources over

     (ii) all expenses and losses incurred during the fiscal period by the Partnership from all sources.

     For purposes of determining Net Profits:

     (A) items will be taken into account to the extent that (1) they are includable as items of income, credit, loss or deduction for Federal income tax purposes (including items described in Section 705(a)(2)(B) of the Code, or treated as so described in Treasury Regulation § 1.704-1(b)(2)(iv)(i)) or, (2) in the case of items of income, constitute income that is exempt from Federal income tax; and

     (B) if any Non-cash Asset is distributed in kind, it will be deemed sold at the value established at the most recent valuation of the Non-cash Asset under this Agreement (or such other valuation date as is required under the SBIC Act) and any unrealized appreciation or depreciation with respect to the Non-cash Asset will be deemed realized and included in the determination of Net Profits.

     (hh) “Non-cash Asset” means any Asset of the Partnership other than cash.

     (ii) “Optionor” has the meaning set forth in Section 5.11(b)(ii).

     (jj) “Optionees” has the meaning set forth Section 5.11(b)(ii).

     (kk) “Optioned Partnership Interest” has the meaning set forth in Section 5.11(b)(ii).

     (ll) “Option Price” has the meaning set forth in Section 5.11(b)(ii)(A).

     (mm) “Outstanding Leverage” means the total amount of outstanding securities (including, but not limited to, Debentures) issued by the Partnership, which qualify as Leverage and have not been redeemed or repaid as provided in the SBIC Act.

     (nn) “Partners” means the General Partner and the Private Limited Partners.

     (oo) “Partnership” means the limited partnership established by this Agreement.

     (pp) “                     percent (___%) in interest of the Private Limited Partners” means Private Limited Partners whose Capital Accounts represent such percentage of the Capital Accounts of all Private Limited Partners as of the time of determination.

     (qq) “Priority Return” has the meaning set forth in Section 6.03(a)(iii)(B).

     (rr) “Private Limited Partners” means any limited partners of the Partnership.

     (ss) “Regulatory Capital” has the meaning stated in the SBIC Act.

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     (tt) “Remaining Portion” has the meaning set forth in Section 5.11(b)(ii)(B).

     (uu) “SBA” means the United States Small Business Administration.

     (vv) “SBA Agreements” has the meaning stated in Section 10.12.

     (ww) “SBIC” means a small business investment company licensed under the SBIC Act.

     (xx) “SBIC Act” means the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder and interpretations thereof promulgated by SBA, as in effect from time to time.

     (yy) “SEC” means the Securities and Exchange Commission.

     (zz) “Securities Act” means the Securities Act of 1933, as amended, and the regulations thereunder and interpretations thereof promulgated by the SEC, as in effect from time to time.

     (aaa) “Special Private Limited Partner” has the meaning stated in Section 4.06 and Section 8.03(c).

Section 1.02. Name.

     (a) The name of the Partnership will be “SeaView Mezzanine Fund LP.”

     (b) Subject to the prior approval of SBA, the General Partner has the power at any time to:

     (i) change the name of the Partnership; and

     (ii) qualify the Partnership to do business under any name when the Partnership’s name is unavailable for use, or may not be used, in a particular jurisdiction.

     (c) The General Partner will give prompt notice of any action taken under this Section to each Partner and SBA.

Section 1.03. Principal Office; Registered Office; and Qualification.

     (a) The principal office of the Partnership will be at 30 Kennedy Plaza, Suite 400, Providence, Rhode Island 02903, or such other place as may from time to time be designated by the General Partner, subject to the approval of SBA.

     (b) The registered office of the Partnership in the State of Delaware will be located at c/o United Corporate Services, Inc., 15 East North Street, in the city of Dover, County of Kent, State of Delaware 19901. The name of the initial registered agent for the Partnership will be United Corporate Services, Inc. The General Partner may from time to time change the registered agent and registered office of the Partnership.

     (c) The General Partner will qualify the Partnership to do business in each jurisdiction where the activities of the Partnership make such qualification necessary.

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     (d) The General Partner will give prompt notice of any action taken under this Section to each Partner and SBA.

Section 1.04. Commencement and Duration.

     (a) The Partnership will commence upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

     (b) The Partnership will be dissolved and wound up at the time and in the manner provided for in Section 8.01 hereof.

Section 1.05. Admission of Partners.

     (a) No person may be admitted as a General Partner or a Private Limited Partner without subscribing and delivering to the Partnership a counterpart of this Agreement, or other written instrument, which sets forth:

     (i) the name and address of the Partner,

     (ii) the Commitment of the Partner, and

     (iii) the agreement of the Partner to be bound by the terms of this Agreement.

     (b) Without the prior approval of SBA, no person may be admitted as:

     (i) a General Partner, or

     (ii) a Private Limited Partner with an ownership interest of ten percent (10%) or more of the Partnership’s capital.

     (c) The General Partner will compile, and amend from time to time as necessary, Schedule A attached to this Agreement, which will list:

     (i) the name and address of the General and each Private Limited Partner, and

     (ii) the Commitment of the General Partner and each Private Limited Partner to the Partnership.

     (d) The addition to the Partnership at any time of one or more Partners will not be a cause for dissolution of the Partnership, and all the Partners will continue to be subject to the provisions of this Agreement in all respects.

Section 1.06. Representations of Partners.

     (a) This Agreement is made with the General Partner in reliance upon the General Partner’s representation to the Partnership and SBA, that:

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     (i) it is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business under the laws of each state where such qualification is required to carry on the business of the Partnership;

     (ii) it has full power and authority to execute and deliver this Agreement and to act as General Partner under this Agreement;

     (iii) this Agreement has been authorized by all necessary actions by it, has been duly executed and delivered by it, and is a legal, valid and binding obligation of it, enforceable according to its terms; and

     (iv) the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties is bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it.

     (b) This Agreement is made with each Private Limited Partner in reliance upon each Private Limited Partner’s representation to the General Partner, the Partnership and SBA, that:

     (i) it has full power and authority to execute and deliver this Agreement and to act as a Private Limited Partner under this Agreement; this Agreement has been authorized by all necessary actions by it; this Agreement has been duly executed and delivered by it; and this Agreement is a legal, valid and binding obligation of it, enforceable against it according to its terms;

     (ii) the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not require the consent of any third party not previously obtained, and will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties is bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it;

     (iii) if the Private Limited Partner is a bank (as the term is used in the SBIC Act, at 15 U.S.C. § 682(b)), the total amount of such Private Limited Partner’s investments in SBICs, including such Private Limited Partner’s interest in the Partnership, does not exceed five percent (5%) of such Private Limited Partner’s capital and surplus;

     (iv) unless otherwise disclosed to the Partnership in writing, the Private Limited Partner is a citizen or resident of the United States, an entity organized under the laws of the United States or a state within the United States or an entity engaged in a trade or business within the United States;

     (v) unless otherwise disclosed to the Partnership in writing, the Private Limited Partner is not subject to Title I of ERISA;

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     (vi) it is investing in the Partnership for its own account for investment, not for the interest of any other person, not for resale of any such equity interest in the Partnership to any other person and not with a view to or in connection with a sale or distribution, as such term is defined in the Securities Act;

     (vii) it is an “accredited investor” (as such term is defined in Regulation D under the Securities Act), is knowledgeable and experienced in businesses of the sort conducted by the Partnership, and acknowledges that it has had the opportunity to make inquiry of the General Partner and the Investment Adviser concerning the business, investment strategies, prospects, and financial condition of the Partnership and has received answers to its inquiries that it considers fully responsive and satisfactory. Further, it has not relied on the SBA’s review of the Partnership, the General Partner or the Investment Adviser/Manager in deciding whether to invest;

     (viii) it understands that the equity interests in the Partnership have not been registered under the Securities Act and are being sold and transferred to it in a transaction exempt from such registration requirements; that there is no public market for such equity interests; and that such Private Limited Partner may be required to hold such equity interests indefinitely;

     (ix) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in equity interests of the Partnership will not cause such overall commitment to become excessive; and

     (x) it understands that an investment in the Partnership involves significant risks, and it has carefully reviewed and is aware of all of the risk factors related to such investment.

     (c) Each Partner who has disclosed to the Partnership in writing that it is not a person described in Section 1.06(b)(iv), agrees to provide the Partnership with any information or documentation necessary to permit the Partnership to fulfill any tax withholding or other obligation relating to the Partner, including but not limited to any documentation necessary to establish the Partner’s eligibility for benefits under any applicable tax treaty.

Section 1.07. Notices With Respect to Representations of Private Limited Partners.

     (a) If any representation made by a Private Limited Partner in Section 1.06(b)(i), (ii) or (iii) ceases to be true, then the Private Limited Partner will promptly provide the Partnership with a correct separate written representation covering the same matters as each such Section.

     (b) The Partnership will give SBA prompt notice of any corrected representation received from any Private Limited Partner under Section 1.07(a).

Section 1.08. Liability of Partners.

     (a) Losses, liabilities and expenses incurred by the Partnership during any fiscal year will be allocated among the Partners in accordance with the procedures for allocating Net Losses as provided in Section 6.03.

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     (b) The General Partner has the liability for the liabilities of the Partnership provided for in the Act and the SBIC Act. The General Partner will not:

     (i) be obligated to restore by way of capital contribution or otherwise any deficits in the respective Capital Accounts of the Private Limited Partners should such deficits occur, or

     (ii) have any greater obligation with respect to any Outstanding Leverage than is required by the SBIC Act or by SBA.

     (c) Except as otherwise provided under the Act and the SBIC Act, no Private Limited Partner will be liable for any loss, liability or expense whatsoever of the Partnership. Notwithstanding the preceding sentence, a Private Limited Partner will remain liable for any portion of such Private Limited Partner’s Commitment not paid to the Partnership only through the Commitment Period.

     (d) If a Private Limited Partner is required to return to the Partnership, for the benefit of creditors of the Partnership, amounts previously distributed to the Private Limited Partner, the obligation of the Private Limited Partner to return any such amount to the Partnership will be the obligation of the Private Limited Partner and not the obligation of the General Partner. No Private Limited Partner will be liable under this Agreement for the obligations under this Agreement of any other Partner.

     (e) Nothing in this Agreement limits any liability of any Partner under any agreement between the Partner and SBA.

ARTICLE II
PURPOSE AND POWERS

Section 2.01. Purpose and Powers.

     (a) The Partnership is organized solely for the purpose of operating as a small business investment company under the SBIC Act and conducting the activities described under Title III of the SBIC Act. The Partnership has the powers and responsibilities, and is subject to the limitations, provided in the SBIC Act. The operations of the Partnership and the actions taken by the Partnership and the Partners will be conducted and taken in compliance with the SBIC Act.

     (b) Subject to Section 2.01(a), the Partnership may make, manage, own and supervise investments of every kind and character in conducting its business as a small business investment company.

     (c) Subject to the provisions of the SBIC Act, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of the purposes set forth in Section 2.01(a) and Section 2.01(b), alone or with others, as principal or agent, including without limitation the following:

     (i) to engage in any lawful act or activity for which limited partnerships may be organized under the Act.

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Section 2.01. Venture Capital Operating Company.

     At any time that a Private Limited Partner is subject to Title I of ERISA and 25% or more in interest of all Private Limited Partners (as measured by their aggregate Capital Accounts) are “benefit plan investors” (within the meaning of Department of Labor Regulation Section 2510.3101(f)(2), 51 Fed. Reg. 41,282 (November 13, 1986) or any amendment or successor regulation), the Partnership will use its best efforts to ensure that the Partnership qualifies as a “venture capital operating company” (within the meaning of Department of Labor Regulation § 2510.3101(d), 51 Fed. Reg. 41,281 (November 13, 1986) or any amendment or successor regulation).

ARTICLE III
MANAGEMENT

Section 3.01. Authority of General Partner.

     (a) The management and operation of the Partnership and the formulation of investment policy is vested exclusively in the General Partner.

     (b) The acts of the General Partner in carrying on the business of the Partnership will bind the Partnership.

     (c) In the case of any General Partner other than a natural person, at any time that the Partnership is licensed as an SBIC, the General Partner will not allow any person to serve as a general partner, director, officer or manager of the General Partner, unless such person has been approved by SBA.

     (d) So long as the General Partner remains the general partner of the Partnership:

     (i) it will comply with the requirements of the SBIC Act, including, without limitation, 13 C.F.R. § 107.160(a) and (b), as in effect from time to time; and

     (ii) in the case of any General Partner other than a natural person, except as set forth in Section 3.01(d)(iii), it will devote all of its activities to the conduct of the business of the Partnership and will not engage actively in any other business, unless its engagement is related to and in furtherance of the affairs of the Partnership.

     (iii) The General Partner may, however:

     (A) act as the general partner or Investment Adviser/Manager for one or more other SBICs, and

     (B) receive, hold, manage and sell Assets received by it from the Partnership (or other SBIC for which it acts as general partner or Investment Adviser/Manager), or through the exercise or exchange of Assets received by it from the Partnership (or other SBIC for which it acts as general partner or Investment Adviser/Manager).

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Section 3.02. Authority of the Private Limited Partners.

     The Private Limited Partners will take no part in the control of the business of the Partnership, and the Private Limited Partners will not have any authority to act for or on behalf of the Partnership, except as is specifically permitted by this Agreement.

Section 3.03 The Investment Adviser/Manager.

     (a) Subject to the SBIC Act, the General Partner may delegate any part of its authority to an Investment Adviser/Manager.

     (b) Any agreement delegating any part of the authority of the General Partner to an Investment Adviser/Manager will:

     (i) be in writing, executed by the General Partner, the Partnership and the Investment Adviser/Manager,

     (ii) specify the authority so delegated, and

     (iii) expressly require that such delegated authority will be exercised by the Investment Adviser/Manager in conformity with the terms and conditions of such agreement, this Agreement and the SBIC Act.

     (c) Each agreement with an Investment Adviser/Manager under Section 3.03(a) will be binding in accordance with its terms upon the General Partner and any succeeding General Partner.

     (d) Each agreement with an Investment Adviser/Manager, and any material amendment to any such agreement, is subject to the prior approval of SBA.

     (e) The initial Investment Advisor/Manager shall be SeaView Mezzanine Capital Advisers, LLC.

Section 3.04. Restrictions on Other Activities of the General Partner and its Affiliates.

     (a) Except as provided in the SBIC Act and as otherwise specifically provided in this Agreement, no provision of this Agreement will be construed to preclude any (i) Partner, (ii) Investment Adviser/Manager, or (iii) Affiliate, general partner, member, manager or stockholder of any Partner or Investment Adviser/Manager, from engaging in any activity whatsoever or from receiving compensation therefore or profit from any such activity. Such activities may include, without limitation, (A) receiving compensation from issuers of securities for investment banking services, (B) managing investments, (C) participating in investments, brokerage or consulting arrangements or (D) acting as an adviser to or participant in any corporation, partnership, limited liability company, trust or other business person..

Section 3.05. Management Compensation.

     (a) During the five-year period commencing on the Initial Closing, Management Compensation with respect to each year during such period shall be [                    ] of the sum of (i)

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the Partnership’s Regulatory Capital, (ii) any previous permitted distributions under Section 7 hereof, and (iii) an assumed two tiers of Outstanding Leverage on the amounts described in clauses (i) and (ii).

     (b) During the subsequent period following the five-year period described in subsection (a) above, Management Compensation with respect to each year during such subsequent period shall be [                    ] of the Partnership’s Combined Capital as of the start of business on the first day of each such year.

     (c) The Management Compensation shall not be modified in any respect except (i) upon the written approval of 67 2/3% in Interest of the Private Limited Partners and the General Partner, and (ii) with the prior written approval of SBA.

     (d) If the Partnership fails to pay any Management Compensation provided herein, for any reason, the unpaid amount shall continue to be due and payable, or shall become due and payable, at the earliest date on which the payment of such amount or any portion thereof could be made without violation of the SBIC Act. Until paid, the unpaid amount shall accrue interest compounded on a monthly basis at the highest prime rate reported in The Wall Street Journal, from time to time, during the period of non-payment.

     (e) Management Compensation shall be reduced (but not below zero) by the amount of any fees or other amounts paid to the General Partner or Investment Adviser/Manager, as the case may be, which the SBIC Act requires to be deducted from Management Compensation.

     The Partnership will not pay any Management Compensation with respect to any fiscal year in excess of the amount of Management Compensation approved by SBA.

Section 3.06. Payment of Management Compensation

     (a) The Management Compensation may be paid by the Partnership to the General Partner or, at the General Partner’s direction, in whole or in part to an Investment Adviser/Manager.

     (b) Management Compensation shall be paid in advance in four (4) quarterly installments on the first business day of each quarter of each year. During the initial five-year period described in Section 3.05 (a) above, Regulatory Capital shall be calculated as of the start of business on the first day of each quarter. For partial years (such as the final partial year of the Partnership), Management Compensation shall be prorated based on the number of days in such partial years.

Section 3.07 Partnership Expenses.

     (a) The General Partner (or an Investment Adviser/Manager) will pay:

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     (i) the compensation of all professional and other employees of the Partnership, the General Partner or an Investment Adviser/Manager who provide services to the Partnership;

     (ii) the cost of providing support, management and general services to the Partnership (other than the costs paid by the Partnership as provided in Section 3.07(b)), including, without limitation:

     (A) office expenses,

     (B) travel,

     (C) business development,

     (D) office and equipment rental,

     (E) bookkeeping, and

     (F) the development, investigation and monitoring of investments; and

     (iii) all other expenses of the Partnership not authorized to be paid by the Partnership under Section 3.07(b).

     (b) The Partnership will pay the following Partnership expenses:

     (i) all interest and expenses payable by the Partnership on any indebtedness incurred by the Partnership;

     (ii) all amounts payable to SBA under the SBIC Act, and all amounts payable in connection with any Leverage commitment and any Outstanding Leverage;

     (iii) taxes payable by the Partnership to Federal, state, local and other governmental agencies;

     (iv) Management Compensation;

     (v) expenses incurred in the actual or proposed acquisition or disposition of Assets, including without limitation, accounting fees, brokerage fees, legal fees, transfer taxes and costs related to the registration or qualification for sale of Assets;

     (vi) legal, insurance (including any insurance as contemplated in Section 3.08 (m)), accounting and auditing expenses;

     (vii) all expenses incurred by the Partnership in connection with commitments for or issuance of Leverage;

     (viii) fees or dues in connection with the membership of the Partnership in any trade association for small business investment companies or related enterprises; and

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     (ix) fees and expenses incurred in connection with communication with the Private Limited Partners such as printing and mailing costs, and costs associated with periodic meetings of such Private Limited Partners.

     (c) All Partnership expenses paid by the Partnership will be made against appropriate supporting documentation. The payment by the Partnership of Partnership expenses will be due and payable as billed.

Section 3.08. Valuation of Assets.

     (a) The Partnership will adopt written guidelines for determining the value of its Assets. Assets held by the Partnership will be valued by the General Partner in a manner consistent with the Partnership’s written guidelines and the SBIC Act. The Valuation Guidelines attached to this Agreement as Exhibit I are the Partnership’s written guidelines for valuation.

     (b) To the extent that the SBA or the SBIC Act requires any Asset held by the Partnership to be valued other than as provided in this Agreement, the General Partner will value the Asset in such manner as it determines to be consistent with the SBA or the SBIC Act.

     (c) Assets held by the Partnership will be valued at least annually (or more often, as SBA may require), and will be valued at least semiannually (or more often, as SBA may require) at any time that the Partnership has Outstanding Leverage.

Section 3.09. Standard of Care.

     (a) No Designated Party will be liable to the Partnership or any Partner for any action taken or omitted to be taken by it or any other Partner or other person in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.

     (b) Neither any Private Limited Partner, nor any member of any Partnership committee or board who is not an Affiliate of the General Partner, will be liable to the Partnership or any Partner as the result of any decision made in good faith by the Private Limited Partner or member, in its capacity as such.

     (c) Any Designated Party, any Private Limited Partner and any member of a Partnership committee or board, may consult with independent legal counsel selected by it and will be fully protected, and will incur no liability to the Partnership or any Partner, in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel.

     (d) This Section does not constitute a modification, limitation or waiver of Section 314(b) of the SBIC Act, or a waiver by SBA of any of its rights under Section 314(b).

     (e) In addition to the standards of care stated in this Section, this Agreement may also provide for additional (but not alternative) standards of care that must also be met.

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Section 3.10. Indemnification.

     (a) The Partnership will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding Leverage not included as a liability in the computation of Assets Under Management), any Designated Party, from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the Partnership and in furtherance of its interests.

     (b) The Partnership will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding Leverage not included as a liability in the computation of Assets Under Management), the Private Limited Partners, and members of any Partnership committee or board who are not Affiliates of the General Partner or any Investment Adviser/Manager from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by any third party on account of any matter or transaction of the Partnership, which matter or transaction occurred during the time that such person has been a Private Limited Partner or member of any Partnership committee or board.

     (c) The Partnership has power, in the discretion of the General Partner, to agree to indemnify on the same terms and conditions applicable to persons indemnified under Section 3.10(b), any person who is or was serving, under a prior written request from the Partnership, as a consultant to, agent for or representative of the Partnership as a director, manager, officer, employee, agent of or consultant to another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by the person in any such capacity, or arising out of the person’s status as such.

     (d) No person may be entitled to claim any indemnity or reimbursement under Section 3.10(a), (b) or (c) in respect of any Indemnifiable Cost that may be incurred by such person which results from the failure of the person to act in accordance with the provisions of this Agreement and the applicable standard of care stated in Section 3.09. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care stated in Section 3.09.

     (e) To the extent that a person claiming indemnification under Section 3.10(a), (b) or (c) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 3.10(a), (b) or (c) or in defense of any claim, issue or matter in any such action, suit or proceeding, such person must be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 3.10(h) with respect to advance payments, any indemnification under this Section will be paid only upon determination that the person to be indemnified has met the applicable standard of conduct stated in Section 3.09(a) or Section 3.09(b).

     (f) A determination that a person to be indemnified under this Section has met the applicable standard stated in Section 3.09(a) or Section 3.09(b) may be made by (i) the General Partner, with respect to the indemnification of any person other than a person claiming indemnification under Section 3.10(a), (ii) a committee of the Partnership whose members are not affiliated with the General Partner or any Investment Adviser/Manager with respect to

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indemnification of any person indemnified under Section 3.10(a) or (iii) at the election of the General Partner, independent legal counsel selected by the General Partner, with respect to the indemnification of any person indemnified under this Section, in a written opinion.

     (g) In making any determination with respect to indemnification under (f), the General Partner, a committee of the Partnership whose members are not affiliated with the General Partner or any Investment Adviser/Manager or independent legal counsel, as the case may be, is authorized to make the determination on the basis of its evaluation of the records of the General Partner, the Partnership or any Investment Adviser/Manager to the Partnership and of the statements of the party seeking indemnification with respect to the matter in question and is not required to perform any independent investigation in connection with any determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making the determination.

     (h) Expenses incurred by any person in respect of any Indemnifiable Cost may be paid by the Partnership before the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined as provided in Section 3.10(e) or (f) that the person is entitled to be indemnified by the Partnership as authorized in this Section.

     (i) The rights provided by this Section will inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification under this Agreement.

     (j) The rights to indemnification provided in this Section are the exclusive rights of all Partners to indemnification by the Partnership. No Partner may have any other rights to indemnification from the Partnership or enter into, or make any claim under, any other agreement with the Partnership (whether direct or indirect) providing for indemnification.

     (k) The Partnership may not enter into any agreement with any person (including, without limitation, any Manager and/or Investment Adviser, Partner or any person that is an employee, officer, director, partner or shareholder, or an Affiliate, Associate or Control Person of any Partner) providing for indemnification of any such person (i) except as provided for under this Section, and (ii) unless such agreement provides for a determination with respect to the indemnification as provided under Section 3.10(f).

     (l) The provisions of this Section do not apply to indemnification of any person that is not at the expense (whether in whole or in part) of the Partnership.

     (m) The Partnership may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section. The Partnership may purchase such insurance regardless of whether the person is acting in a capacity described in this Section or whether the Partnership would have the power to indemnify the person against such liability under the provisions of this Section.

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Section 3.11. Advisory Board.

     The advisory board (the “Advisory Board”) shall be comprised of five (5) representatives, two (2) representatives designated by the Private Limited Partners and three (3) representatives designated by the General Partner, and shall review the business and affairs of the Partnership, including operational issues, ongoing SBA compliance, assets acquired or sold by the Partnership, management of portfolio investments and disposition, and prospective and ongoing investments into portfolio companies (to ensure that such assets and investments comply with the SBIC Act) (the “Partnership Matters”), on an “as needed” basis, but no less than on an annual basis. The Advisory Board shall make recommendations to the General Partner with respect to the Partnership Matters; provided that, the Advisory Board shall have no authority to participate in the investment or exit decisions of the General Partner or Investment Adviser/Manager, or to act on behalf of the Partnership or to bind the Partnership in any manner.

ARTICLE IV
SMALL BUSINESS INVESTMENT COMPANY MATTERS

Section 4.01. SBIC Act.

     The provisions of this Agreement must be interpreted to the fullest extent possible in a manner consistent with the SBIC Act. If any provision of this Agreement conflicts with any provision of the SBIC Act (including, without limitation, any conflict with respect to the rights of SBA or the respective Partners under this Agreement), the provisions of the SBIC Act will control.

Section 4.02. Consent or Approval of, and Notice to, SBA.

     (a) The requirements of the prior consent or approval of, and notice to, SBA in this Agreement will be in effect at any time that the Partnership is licensed as an SBIC or has Outstanding Leverage. These requirements will not be in effect if the Partnership is not licensed as an SBIC and does not have any Outstanding Leverage.

     (b) Except as provided in the SBIC Act, a consent or approval required to be given by SBA under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:

     (i) given by SBA in writing, and

     (ii) delivered by SBA to the party requesting the consent or approval in the manner provided for notices to such party under Section 10.04.

Section 4.03 Provisions Required by the SBIC Act for Issuers of Debentures.

     (a) The provisions of 13 C.F.R. § 107.1810(i) are incorporated by reference in this Agreement as if fully stated in this Agreement.

     (b) The Partnership and the Partners consent to the exercise by SBA of all of the rights of SBA under 13 C.F.R. § 107.1810(i), and agree to take all actions that SBA may require in accordance with 13 C.F.R. § 107.1810(i).

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     (c) This Section will be in effect at any time that the Partnership has outstanding Debentures, and will not be in effect at any time that the Partnership does not have outstanding Debentures.

     (d) Nothing in this Section may be construed to limit the ability or authority of SBA to exercise its regulatory authority over the Partnership as a licensed small business investment company under the SBIC Act.

Section 4.04. Effective Date of Incorporated SBIC Act Provisions.

     (a) Any section of this Agreement which relates to Debentures issued by the Partnership and incorporates or refers to the SBIC Act or any provision of the SBIC Act (including, without limitation, 13 C.F.R. §§ 107.1810(i), 107.1820, 107.1830, and 107.1850) will, with respect to each Debenture, be deemed to refer to the SBIC Act or such SBIC Act provision as in effect on the date on which the Debenture was purchased from the Partnership.

     (b) Section 4.04(a) will not be construed to apply to:

     (i) the provisions of the SBIC Act which relate to the regulatory authority of SBA under the SBIC Act over the Partnership as a licensed small business investment company; or

     (ii) the rights of SBA under any other agreement between the Partnership and SBA.

     (c) The parties acknowledge that references in this Agreement to the provisions of the SBIC Act relating to SBA’s regulatory authority refer to the provisions as in effect from time to time.

Section 4.05. SBA as Third Party Beneficiary.

     SBA will be deemed an express third party beneficiary of the provisions of this Agreement to the extent of the rights of SBA under this Agreement and under the Act. SBA will be entitled to enforce the provisions (including, without limitation, the obligations of each Partner to make capital contributions to the Partnership) for its benefit, as if SBA were a party to this Agreement.

Section 4.06. Interest of the General Partner After Withdrawal.

     If the General Partner withdraws as a general partner of the Partnership by notice from SBA as provided in the SBIC Act or otherwise, then the entire interest of the General Partner in the Partnership will be converted into an interest as a Special Private Limited Partner on the terms provided in Section 8.03(c).

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ARTICLE V

PARTNERS’ CAPITAL CONTRIBUTIONS

Section 5.01. Capital Commitments.

     The Private Limited Partners and the General Partner commit to make capital contributions to the Partnership in the amounts set forth beneath their respective names on the signature pages of this Agreement (and its counterparts) executed by each such Partner.

Section 5.02. Capital Contributions by Private Limited Partners.

     (a) All capital contributions to the Partnership by Private Limited Partners must be in cash, except as provided in this Agreement and approved by SBA.

     (b) Each Private Limited Partner will pay as its initial capital contribution to the Partnership, an amount equal to the product of (i) 10% and (ii) such Private Limited Partner’s Commitment. The initial capital contribution will be made at the Initial Closing of the Partnership, or on such other date as determined by the General Partner in its sole discretion. The General Partner will give the Private Limited Partners written notice of the amount and due date of the initial capital contribution. Such notice shall be given at least fifteen (15) days before the date on which the initial capital contribution is due, except that such notice may be waived by any Private Limited Partner.

     (c) After the date of the initial capital contribution(s), the Private Limited Partners will pay the remaining balance of their respective Commitments in such amounts and at such times as will be determined by the General Partner in its sole discretion; provided, however, that if the Commitments of all Partners (not including any Commitment of the SBA) as of the Final Admission Date total Ten Million Dollars ($10,000,000) or less, then (i) the maximum amount any Private Limited Partner shall be required to pay in the aggregate during the first two (2) full fiscal years of the Partnership shall not exceed the product of (x) $2,500,000 and (y) such Private Limited Partner’s Commitment divided by the total Commitments of the Partners and (ii) during each of the following three (3) full fiscal years of the Partnership shall not exceed twenty-five percent (25%) of each such Partner’s respective Commitment during each such following fiscal year. The General Partner will give the Private Limited Partners notice before any such payment is due. Each such notice will be given not less than fifteen (15) days before the payment to which such notice relates is due, and will specify the date the payment will be due and the percentage of the Private Limited Partners’ Commitments then due. Subject to Section 5.02(d), the Private Limited Partners shall not be required to pay any remaining unpaid balance of their Commitment after the end of the Commitment Period.

     (d) Notwithstanding Section 5.02(c), from and after the last day of the Commitment Period, the Private Limited Partners shall be required to pay any remaining balance of their Commitments only to the extent that either (i) the proceeds of such payments are to be used by the Partnership for the purposes of paying Partnership expenses and purchasing securities that are issued by entities that have previously issued securities to the Partnership; and (ii) such payments are required to be made by SBA.

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Section 5.03. Capital Contributions by the General Partner.

     (a) All capital contributions to the Partnership by the General Partner must be in cash, except as provided in this Agreement and approved by SBA.

     (b) The General Partner must pay its Commitment in installments at the same times and in the same pro rata percentage amounts as the Private Limited Partners.

     (c) If the Commitment of the General Partner is increased as a result of an increase in the Commitments of the Private Limited Partners or the admission of any Additional Private Limited Partner, the amount of the increased Commitment of the General Partner will be payable by the General Partner in installments, the first of which will be due upon the effectiveness of the increased Commitments of the Private Limited Partners and each subsequent installment will be due at the same times and in the same percentage amounts as the Private Limited Partners.

Section 5.04. Additional Private Limited Partners and Increased Commitments.

     (a) From time to time after the date of this Agreement and on or before December 31, 2005 (the “Final Admission Date”), the General Partner may admit one or more new Private Limited Partners (the “Additional Private Limited Partners”) or permit any Private Limited Partner to increase its Commitment; provided that each Additional Private Limited Partner (and Private Limited Partner increasing its Commitment) shall execute and deliver to the Partnership a counterpart of this Agreement, or other written instrument, which sets forth:

     (i) the name and address of the Private Limited Partner,

     (ii) the Commitment of the Private Limited Partner, and

     (iii) in the case of an Additional Private Limited Partner, the agreement of the Additional Private Limited Partner to be bound by the terms of this Agreement.

     (b) Schedule A attached to this Agreement will be amended to reflect such Additional Private Limited Partner’s name, address and Commitment (or the increase in the Private Limited Partner’s Commitment, as the case may be).

     (c) Before the Private Limited Partners and the General Partner are required to make additional Capital Contributions following the admission of an Additional Private Limited Partner, each Additional Private Limited Partner that is admitted to the Partnership or that increases its Commitment to the Partnership after the date of the Initial Closing will be required to make a Capital Contribution in an amount equal to the sum of each Capital Contribution that the Additional Private Limited Partner would have made had the Additional Private Limited Partner been a Private Limited Partner from the date of the Initial Closing. In addition, each Additional Private Limited Partner shall be required to pay to the Partnership an additional amount equal to the highest prime rate per annum reported in The Wall Street Journal, from time to time, on its pro rata share of each Capital Contribution described above from the date of the Initial Closing and up to but excluding the date of the Additional Private Limited Partner’s Capital Contribution under this Section 5.04 (the “Interest Component”). The Interest Component will be an obligation of the Additional Private Limited Partner that is in addition to its Commitment. The Capital

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Contribution made by such Additional Private Limited Partner (including the Interest Component) may be distributed to the Private Limited Partners that participated in the earlier Capital Contributions pro rata based upon their relative shares of the total Capital Contributions made, and such distributions may be redrawn by the Partnership as part of such Private Limited Partners’ respective Commitments. For purposes of this Section 5.04, a Private Limited Partner that increases its Commitment shall be treated as an Additional Private Limited Partner with respect to the amount by which its Commitment is increased. For all purposes of calculations under this Agreement, the Interest Component received by the Partnership from Additional Private Limited Partners and paid to the Private Limited Partners pursuant to this Section 5.04 will not be treated as received and distributed by the Partnership, but rather will be treated by all Private Limited Partners and the Partnership as if such Interest Component was paid by the Additional Private Limited Partners directly to the Private Limited Partners receiving such Interest Component.

     (d) In the event that Additional Private Limited Partners are admitted to the Partnership or the General Partner allows an existing Private Limited Partner to increase its Commitment and in connection with such event a portion of the capital previously contributed by the Private Limited Partners to the Partnership is returned by the Partnership to the Private Limited Partners as described in this Section 5.04, then such returned capital will be added back to the unfunded Commitment of the Private Limited Partners and may be redrawn by the Partnership as if it had not been contributed a first time.

     (e) Allocations of Net Profits and Net Losses attributable to periods subsequent to the Initial Closing shall be adjusted by the General Partner as necessary to cause, as quickly as possible under the Code, the respective Capital Account Balances of the Private Limited Partners to have the same balances that they would have had if all private Limited Partners had been admitted to the Partnership and committed all of their Commitments at the Initial Closing and made Capital Contributions with respect to such Commitments as and when due under this Agreement.

Section 5.05 Conditions to the Commitments of the General Partner and the Private Limited Partners.

     (a) Notwithstanding any provision in this Agreement to the contrary, on the earlier of (i) the completion of the liquidation of the Partnership or (ii) one year from the commencement of the liquidation, the General Partner and the Private Limited Partners will be obligated to contribute any amount of their respective Commitments not previously contributed to the Partnership, if and to the extent that the other Assets of the Partnership have not been sufficient to permit at that time the redemption of all Outstanding Leverage, the payment of all amounts due with respect to the Outstanding Leverage as provided in the SBIC Act, and the payment of all other amounts owed by the Partnership to SBA.

     (b) The provisions of this Section do not apply to the Commitment of any Private Limited Partner whose obligation to make capital contributions has been terminated or who has withdrawn from the Partnership, with the consent of SBA, under a provision of this Article 5 or any agreement, release, settlement or action under any provision of this Agreement. No Private Limited Partner or General Partner has any right to delay, reduce or offset any obligation to

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contribute capital to the Partnership called under this Section by reason of any counterclaim or right to offset by the Partner or the Partnership against SBA.

Section 5.06 Termination of the Obligation to Contribute Capital.

     (a) Any Private Limited Partner may elect to terminate its obligation in whole or in part to make a capital contribution required under this Agreement, or, upon demand by the General Partner, will no longer be entitled to make such capital contribution, if the Private Limited Partner or the General Partner obtains an opinion of counsel as provided under Section 5.07 to the effect that making such contribution would require the Private Limited Partner to withdraw from the Partnership under Section 8.06 through Section 8.10.

     (b) Upon receipt by the General Partner of a notice and opinion as provided under Section 5.07, unless cured within the period provided under Section 5.08, the Commitment of the Private Limited Partner delivering the opinion will be deemed to be reduced by the amount of such unfunded capital contribution and this Agreement will be deemed amended to reflect a corresponding reduction of aggregate Commitments to the Partnership.

Section 5.07 Notice and Opinion of Counsel.

     (a) A copy of any opinion of counsel issued as described in Section 5.06 or Section 8.06 through Section 8.10 must be sent by the General Partner to SBA, together with (i) the written notice of the election of the Private Limited Partner or (ii) the written demand of the General Partner, to which the opinion relates.

     (b) An opinion rendered to the Partnership as provided in Section 5.06 or Section 8.06 through Section 8.10 will be deemed sufficient for the purposes of those Sections only if the General Partner and SBA each approve (i) the counsel rendering the opinion, and (ii) the form and substance of the opinion.

Section 5.08 Cure, Termination of Capital Contributions and Withdrawal.

     (a) Unless within ninety (90) days after the giving of written notice and opinion of counsel, as provided in Section 5.06, the Private Limited Partner or the Partnership eliminates the necessity for termination of the obligation of the Private Limited Partner to make further capital contributions or for the withdrawal of the Private Limited Partner from the Partnership in whole or in part to the reasonable satisfaction of the Private Limited Partner and the General Partner, the Private Limited Partner will withdraw from the Partnership in whole or in part to the extent required, effective as of the end of the ninety (90) day period.

     (b) Subject to the provisions of Section 5.10, in its discretion the General Partner may waive all or any part of the ninety (90) day cure period and cause such termination of capital contributions or withdrawal to be effective at an earlier date as stated in the waiver.

     (c) Any distributions made to a Private Limited Partner with respect to such Partner’s withdrawal under this Section will be subject to and made as provided in Section 8.11.

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Section 5.09 Failure to Make Required Capital Contributions.

     The Partnership is entitled to enforce the obligations of each Partner to make the contributions to capital specified in this Agreement. The Partnership has all rights and remedies available at law or equity if any such contribution is not so made.

Section 5.10 Notice and Consent of SBA with respect to Capital Contribution Defaults.

(a)	The Partnership must give SBA prompt written notice of any failure by a Private Limited Partner to make any capital contribution to the Partnership required under this Agreement when due, which failure continues beyond any applicable grace period specified in this Agreement.

     (b) Unless SBA has given its prior consent or the provisions of subsection (c) of this Section have become applicable, the Partnership will not (i) take any action (including entering into any agreement (whether oral or written), release or settlement with any Partner) which defers, reduces, or terminates the obligations of the Partner to make contributions to the capital of the Partnership, or (ii) commence any legal proceeding or arbitration, which seeks any such deferral, reduction or termination of such obligation. Without the consent of SBA (including SBA’s deemed consent under subsection (c) of this Section) no such agreement, release, settlement or action taken will be effective with respect to the Partnership or any Partner.

     (c) If the Partnership has given SBA at least thirty (30) days prior written notice of any proposed legal proceeding, arbitration or other action described under subsection (b) of this Section with respect to any default by a Private Limited Partner in making any capital contribution to the Partnership, and the Partnership has not received written notice from SBA that it objects to the proposed action within the thirty (30) day period, then SBA will be deemed to have consented to the proposed Partnership action.

     (d) Any notice given by the Partnership to SBA under this Section must:

     (i) be given by separate copies directed to each of the Investment Division and the Office of the General Counsel of SBA;

     (ii) explicitly state in its caption or first sentence that the notice is being given with respect to a specified default by a Private Limited Partner in making a capital contribution to the Partnership and a proposed legal proceeding, arbitration, agreement, release, settlement or other action with respect to that default; and

     (iii) state the nature of the default, the identity of the defaulting Private Limited Partner, and the nature and terms of the proposed legal proceeding, arbitration, agreement, release, settlement or other action with respect to that default.

(e) Any failure by the Partnership to comply with this Section 5.10 shall not affect the obligations of the Private Limited Partners to make capital contributions pursuant to the terms and conditions of this Agreement.

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Section 5.11. Partnership’s Remedies upon Contribution Defaults.

     (a) In the event that any Private Limited Partner fails to make a contribution required under this Agreement within thirty (30) days after the date such contribution is due, then the General Partner may, in its sole discretion, elect:

     (i) To charge such Private Limited Partner interest at an annual rate equal to fifteen percent (15%) on the amount due from the date such amount became due until the earlier of (i) the date on which such payment is received by the Partnership from such Private Limited Partner, or (ii) the date of any notice given to such Private Limited Partner by the General Partner pursuant to Section 5.11(b), or (iii) the date on which such payment is received by the Partnership under Section 5.11(c); and/or

     (ii) to declare, but only with the consent of SBA given as provided in Section 5.10, by notice to such Private Limited Partner, that:

     (A) such Private Limited Partner’s Commitment shall be deemed to be reduced to an amount equal to such the amount of contributions of capital timely made by such Private Limited Partner pursuant to this Agreement, and

     (B) upon such notice (i) such Private Limited Partner shall have no right to make any capital contribution thereafter (including the contribution as to which the default occurred and any contribution otherwise required to be made thereafter pursuant to the terms of this Agreement) and (ii) this Agreement shall be deemed amended to reflect such reduced Commitment.

     (iii) Any distributions to which such Private Limited Partner is entitled shall be reduced by the amount of any interest charged pursuant to Section 5.11(a)(i), and such interest shall be deemed to be income to the Partnership.

     (b) In the event that any Private Limited Partner fails to make a contribution required under this Agreement within thirty (30) days after notice by the General Partner to such Private Limited Partner that it has failed to make its contribution on the date such contribution was due, the General Partner may in its sole discretion, but only with the consent of SBA given as provided in Section 5.10, elect to: (x) declare, by notice of forfeiture (a “Forfeiture Notice”) to such Private Limited Partner, that fifty percent (50%) of the interest of such Private Limited Partner in the Partnership (including amounts in its Capital Account as well as any interest in future profits, losses or distributions of the Partnership) is forfeited, effective as of the date of such Private Limited Partner’s failure to make such required contribution; and/or (y) to declare by notice of default (“Default Notice”) to such Private Limited Partner that such Private Limited Partner is in default.

     (i) As of the date any Forfeiture Notice is given to a Private Limited Partner (A) such Private Limited Partner shall cease to be a Partner with respect to such forfeited interest; provided, however, that such forfeited Private Limited Partner shall cease to have any liability for the payment of the forfeited percentage of any capital contributions due at such time or in the future and (B) the forfeited percentage of such Private Limited Partner’s Capital Account shall be held by the Partnership and reallocated among the Capital Accounts of the Partners Private Limited Partners (other than such forfeited Private

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Limited Partner) to be apportioned among such Private Limited Partners in accordance with their respective aggregate capital contributions.

     (ii) If the General Partner so elects to declare by Default Notice that such Private Limited Partner is in default (such Private Limited Partner being hereinafter referred to as the “Optionor”), then the other Private Limited Partners of the Partnership which are not in default (the “Optionees”) and the General Partner shall have the right and option to acquire one hundred percent (100%) of the Partnership interest, which shall include one hundred percent (100%) of the Capital Account (the “Optioned Partnership Interest”) of the Optionor on the following terms:

     (A) The General Partner shall give the Private Limited Partners notice promptly after declaration of any such default. Such notice shall advise each Optionee of the portion of the Optioned Partnership Interest available to it and the price therefor. The portion available to each Optionee shall be that portion of the Optioned Partnership Interest that bears the same ratio to the Optioned Partnership Interest as each Optionee’s capital contributions to the Partnership bears to the aggregate capital contributions to the Partnership, exclusive of the capital contributions to the Partnership of the Optionor. The aggregate price for the Optioned Partnership Interest shall be the assumption of the unpaid Commitment obligation (both that portion then due and amounts due in the future) of the Optionor (the “Option Price”). The Option Price for each Optionee shall be prorated according to the portion of the Optioned Partnership Interest purchased by each such Optionee so that the percentage of the unpaid Commitment assumed by each Optionee is the same as the percentage of the Optioned Partnership Interest purchased by such Optionee. The option granted hereunder shall be exercisable by each Optionee in whole only at any time within thirty (30) days of the date of the notice from the General Partner by the delivery to the General Partner of (1) a notice of exercise of option, and (2) the capital contribution due in accordance with clause (E)(1). The General Partner shall forward the above notices of exercise of option received to the Optionor.

     (B) Should any Optionee not exercise its option within the period provided in subsection (A), the General Partner, within fifteen (15) days of the end of such period, shall notify the other Optionees who have previously exercised their options in full, which Optionees shall have the right and option ratably among them to acquire the portion of the Optioned Partnership Interest not so acquired (the “Remaining Portion”) within fifteen (15) days of the date of the notice specified in this subsection on the same terms as provided in subsection (A).

     (C) The amount of the Remaining Portion not acquired by the Optionees pursuant to subsection (B) may be acquired by the General Partner within fifteen (15) days of the expiration of the period specified in subsection (B) on the same terms as set forth in subsection (A).

     (D) The amount of the Remaining Portion not acquired by the Optionees and the General Partner pursuant to subsection (C) may, if the General Partner

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deems it in the best interest of the Partnership, be sold to any other persons on terms not more favorable to such purchaser than the Optionees’ option (and the General Partner may admit any such third party purchaser as a Private Limited Partner, subject to the approval of SBA, if required under the SBIC Act). Any consideration received by the Partnership for such amount of the Optionor’s interest in the Partnership in excess of the Option Price therefor shall be retained by the Partnership and allocated among the Partners’ Capital Accounts in proportion to the respective Partners’ capital contributions.

     (E) Upon exercise of any option hereunder, such Optionee (or the General Partner, if it has exercised its rights pursuant to subsection (C)) shall be deemed to have assumed the portion of the Optionor’s unpaid Commitment that constitutes the Option Price for the portion of the Optioned Partnership Interest purchased by such Optionee, and shall be obligated (1) to contribute to the Partnership the portion of the capital contribution then due from the Optionor equal to the percentage of the Optioned Partnership Interest purchased by such Optionee and (2) to pay the same percentage of any further contributions which would have otherwise been due from such Optionor.

     (F) Upon the purchase by the General Partner of any portion of the Optioned Partnership Interest in the Partnership pursuant to subsection (C), the General Partner shall also become a Private Limited Partner to the extent of such interest.

     (G) Upon the purchase of any portion of any Optioned Partnership Interest by an Optionee, the General Partner or other person pursuant to this Section, the Optionor shall have no further rights or obligations under this Agreement with respect to such portion.

     (H) Upon the purchase of any portion of the Optioned Partnership Interest, for purposes of computing such purchaser’s aggregate capital contributions, such purchaser shall be deemed to have aggregate capital contributions (or the aggregate capital contributions of any Optionee, shall be increased by an amount) equal to the percentage of the defaulting Private Limited Partner’s aggregate capital contribution which the purchased portion of the Optioned Partnership Interest represents of the defaulting Private Limited Partner’s entire Partnership interest, and the aggregate capital contributions of such defaulting Private Limited Partner shall be reduced by a corresponding amount.

     (c) Withholding and Application of a Private Limited Partner’s Distributions. No part of any distribution shall be paid to any Private Limited Partner from which there is then due and owing to the Partnership, at the time of such distribution, any amount required to be paid to the Partnership by such Private Limited Partner. At the election of the General Partner, which it may make in its sole discretion, the Partnership may either (i) apply all or part of any such withheld distribution in satisfaction of the amount then due to the Partnership from such Private Limited Partner or (ii) withhold such distribution until all amounts then due are paid to the Partnership by such Private Limited Partner. Upon payment of all amounts due to the Partnership (by application

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of withheld distributions or otherwise), the General Partner shall distribute any unapplied balance of any such withheld distribution to such Private Limited Partner. No interest shall be payable on the amount of any distribution withheld by the Partnership pursuant to this Section.

     (d) General Partner’s Option to Bring Action. The General Partner may bring an action in any court of competent jurisdiction to collect any contributions required under this Agreement with or without notice to the Private Limited Partner failing to make such contributions and whether or not the General Partner exercises any of the foregoing remedies.

     (e) Remedies. The remedies available to the Partnership under this Section 5.11 are non-cumulative and non-exclusive. Subject to Section 5.10, and as set forth in this Section 5.11, the General Partner may elect to exercise any number of the remedies set forth herein. The General Partner shall not be precluded from exercising any remedy contained herein by virtue of the General Partner’s election to exercise or not to exercise any other remedy herein.

ARTICLE VI

ADJUSTMENT OF CAPITAL ACCOUNTS

Section 6.01. Establishment of Capital Accounts.

     There will be established on the books of the Partnership a Capital Account for each Partner in accordance with the definitions and methods of allocation prescribed in this Agreement.

Section 6.02. Time of Adjustment of Capital Accounts.

     Allocations will be made to the Capital Account of each Partner in accordance with Section 6.03, as of the following dates:

     (a) the close of each Fiscal Year of the Partnership;

     (b) the Final Admission Date;

     (c) the day before the dissolution of the Partnership;

     (d) the date of a distribution;

     (e) such other dates of admission, if any, of any Additional Private Limited Partner after the Initial Closing and prior to the Final Admission Date; and

     (f) such other dates as this Agreement may provide.

Section 6.03. Adjustments to Capital Accounts.

     (a) As of the times stated in Section 6.02, allocations will be made to the Capital Accounts of the Partners in the following order and amounts:

     (i) The amount of any capital contributions paid by each Partner during such period will be credited to the Partner’s Capital Account; provided, however, that any such

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capital contribution will be credited to the Partner’s Capital Account on the later of the date the capital contribution was due or the date on which the capital contribution was actually received by the Partnership; provided that any capital contributions made prior to the Final Admission Date will be credited to the contributing Partner’s Capital Account as of the effective date of this Agreement;

     (ii) The amount of any distributions made to each Partner during the period will be debited against the Partner’s Capital Account;

     (iii) Net Profits for each Fiscal Year will be allocated to the Capital Accounts of the Partners as follows:

     (A) First, Net Profits shall be allocated to Partners who have previously been allocated Net Losses, until the cumulative Net Profits allocated under this Section 6.03(a)(iii)(A) to each Partner equals the cumulative Net Losses allocated to such Partner pursuant to Section 6.03(a)(iv) (or in proportion to such Net Losses if the total amount to be allocated under this Section 6.03(a)(iii)(A) is less than such Net Losses).

     (B) Second, Net Profits shall be allocated to each Private Limited Partner as a Priority Return in an amount equal to [___] of the weighted average of such Private Limited Partner’s Cumulative Capital Contribution (but not compounded) over such Fiscal Year (the “Priority Return”). In the event a Private Limited Partner’s Cumulative Capital Contribution is held by the Partnership for only a portion of a Fiscal Year, the allocations made under this Section shall be appropriately adjusted by the General Partner.

     (C) Third, Net Profits shall be allocated to Private Limited Partners to the extent of any previously unallocated shortfall in the Priority Return of such Private Limited Partners for any prior Fiscal Year.

     (D) Fourth, Net Profits shall be allocated to the General Partner as a Priority Return in an amount equal to [___] of the amount allocated to the Private Limited Partners in Section 6.03(a)(iii)(B), above.

     (E) Fifth, Net Profits shall be allocated to the General Partner to the extent of any previously unallocated shortfall in the Priority Return of the General Partner for any prior Fiscal Year.

     (F) Sixth, the balance of Net Profits, if any, for the Fiscal Year shall be allocated [___] to the Private Limited Partners and [___] to the General Partner. The allocation of such Net Profits among the Private Limited Partners shall be in proportion to the weighted average of their respective Capital Accounts during such Fiscal Year.

     (iv) Net Losses will be allocated:

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     (A) first, to the General Partner and Private Limited Partners, to be apportioned among them in accordance with their respective positive Capital Accounts, but only to the extent such allocations do not create or increase a deficit balance to a Partner’s Capital Account; and

     (B) second, to the General Partner and Private Limited Partners, to be apportioned among them in accordance with their respective Commitments.

     (b) To the extent not otherwise accomplished by the provisions of Section 6.03(a), including Section 6.03(a)(iii)(A), the Capital Accounts of the Partners will be adjusted to affect any allocation of any item of income, gain, loss, deduction or credit to a Partner required by the Code.

Section 6.04. Tax Matters.

     (a) If at the end of a Fiscal Year of the Partnership, a Private Limited Partner unexpectedly receives an adjustment, allocation, or distribution described in clauses (4), (5) and (6) of Treasury Regulation § 1.704-1(b)(2)(ii) and that adjustment, allocation, or distribution reduces that Private Limited Partner’s Capital Account below zero, then the Private Limited Partner will be allocated all items of income and gain of the Partnership for that year and for all subsequent fiscal years until the deficit balance has been eliminated as provided in Treasury Regulation § 1.704-1(b)(2)(ii)(d), as quickly as possible. If any such unexpected adjustment, allocation or distribution creates a deficit balance in the Capital Accounts of more than one Private Limited Partner in any fiscal year, all items of income and gain of the Partnership for the fiscal year and all subsequent fiscal years will be allocated among all such Private Limited Partners in proportion to their respective deficit balances until such negative balances have been eliminated. If any allocation is made pursuant to this paragraph, subsequent allocations shall be made (in a manner consistent with this paragraph) to offset the effects of such prior allocation. This provision is intended to qualify as a “qualified income offset” within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(d).

     (b) For Federal, state and local income tax purposes, each item of Partnership income, credit, gain or loss will be allocated among the Partners as provided in Section 6.03.

     (c) The General Partner has the power to make such allocations and to take such actions necessary under the Code or other applicable law to effect and to maintain the substantial economic effect of allocations made to the Partners under Section 704(b) of the Code. All allocations made and other actions taken by the General Partner under this paragraph will be consistent to the maximum extent possible with the provisions of this Agreement.

     (d) The General Partner is the “tax matters partner,” as the term is used in the Code.

     (e) The General Partner shall keep the Partners informed of all administrative and judicial proceedings with respect to Partnership tax returns or the adjustment of Partnership items. Any Partner who enters into a settlement agreement with respect to Partnership items must promptly give the General Partner notice of the settlement agreement and terms that relate to Partnership items.

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     (f) In the event of any admission of any Additional Private Limited Partner or transfer by any Private Limited Partner of its Partnership interest, the General Partner will allocate items of income, credit, gain or loss in accordance with the Code and may make such elections under the Code as the General Partner determines to be necessary or appropriate.

ARTICLE VII

DISTRIBUTIONS

Section 7.01. Distributions to Partners.

     (a) The Partnership may make distributions of cash and/or property, if any, at such times as the SBIC Act permits and as are determined by the General Partner in its sole discretion.

     (b) All distributions shall be made in the following order and amounts:

     (i) first, distributions with respect to any Fiscal Year shall be made to each Partner in proportion to the amount of Net Profits for such Fiscal Year allocated to such Partner’s Capital Account in accordance to Section 6.03(a)(iii); and

     (ii) second, all other distributions shall be made to each Partner in proportion to such Partner’s Capital Account.

     (c) The amounts of any distributions made pursuant to this Section 7.01 will be debited to the Partners’ Capital Accounts, as provided in Section 6.03(a)(ii) and Section 6.02(d).

Section 7.02. Distributions of Non-cash Assets in Kind.

     (d) Subject to the provisions of the SBIC Act and the provisions of this Section, the Partnership at any time may distribute Non-cash Assets in kind.

     (e) Any distribution of Non-cash Assets will be made pro rata among the Partners (based upon the respective amounts which each Partner would be entitled to receive if the distribution were made in cash) with respect to the distribution of each Non-cash Asset.

     (f) Distributions of Non-cash Assets in kind before the dissolution of the Partnership will be made only (i) if the Non-cash Assets are Distributable Securities or (ii) with the prior approval of not less than fifty percent (50%) in interest of the Private Limited Partners.

     (g) Subject to the SBIC Act, Non-cash Assets distributed in kind under this Section 7.02 will be subject to such conditions and restrictions as are legally required, including, without limitation, such conditions and restrictions required to assure compliance by the Partners and/or the Partnership with the aggregation rules and volume limitations under Rule 144 promulgated under the Securities Act.

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Section 7.03. Distributions for Payment of Tax.

     (a) Subject to the SBIC Act, notwithstanding anything contained in this Agreement to the contrary, the Private Limited Partners and the General Partner will be entitled to receive cash distributions from the Partnership for any Fiscal Year (after taking into account any other distributions received by the Private Limited Partners with respect to that Fiscal Year) in amounts reasonably calculated to be sufficient to enable the Private Limited Partners (and the partners of the General Partner, if any) to discharge any Federal, state and local income tax liability, excluding penalties, attributable to such Partners’ share of Net Profits of the Partnership for such Fiscal Year. Such distributions will be debited to the Private Limited Partners’ Capital Accounts, as provided in Section 6.03(a)(ii).

     (b) Subject to the SBIC Act, the Partnership will at all times be entitled to make payments with respect to any Partner in amounts required to discharge any legal obligation of the Partnership to withhold or make payments to any governmental authority with respect to any Federal, state or local tax liability of the Partner arising as a result of the Partner’s interest in the Partnership. Each such payment will be debited to such Partner’s Capital Account, as provided in Section 6.03(a)(ii).

Section 7.04. Distributions Violative of the Act Prohibited.

     Notwithstanding anything contained in this Agreement to the contrary, no distribution may be made by the Partnership if and to the extent that such distribution would violate Section 17-607 of the Act.

ARTICLE VIII
DISSOLUTION, LIQUIDATION, WINDING UP AND WITHDRAWAL

Section 8.01. Dissolution.

     (a) The Partnership will be dissolved upon the first to occur of the following:

     (i) subject to Section 8.04 of this Agreement, an event of withdrawal (as defined in Sections 17-101(3) and 17-402 of the Act) of the General Partner;

     (ii) the later of:

     (A) ten (10) years from the formation of the Partnership; or

     (B) two years after all Outstanding Leverage has matured; or

     (iii) the determination of the Partners to dissolve and terminate the Partnership as provided in Section 8.01(c).

     (b) The Partnership will not dissolve upon the withdrawal, dissolution, bankruptcy, death or adjudication of incompetence or insanity of any Private Limited Partner.

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     (c) Fifty percent (50%) or more in interest of the Private Limited Partners may elect to dissolve the Partnership by giving notice to each Partner and SBA of the election. Any notice of an election to dissolve the Partnership may only be given:

     (i) on or after ten (10) years from the formation of the Partnership;

     (ii) if all Outstanding Leverage has been repaid or redeemed; and

     (iii) if all amounts due SBA, its agent or trustee have been paid.

Any election to dissolve the Partnership given under this Section 8.01(c) will not be effective until the later of: (A) thirty (30) days from the date the notice is given to all parties or (B) the effective date of dissolution stated in the notice.

     (d) Fifty percent (50%) in interest of the Private Limited Partners and the General Partner may elect to extend the term of the Partnership beyond the times set forth in Section 8.01(a) and Section 8.01(c)(i) at any time within sixty (60) days prior to such date(s). Such date(s) can be extended by any such election for additional period(s) of up to one year, subject to a maximum extension in the aggregate of two years.

Section 8.02. Winding Up.

     (a) Subject to the SBIC Act and Section 8.03, when the Partnership is dissolved, the property and business of the Partnership will be liquidated by the General Partner or if there is no General Partner or the General Partner is unable to act, a person designated by the holders of fifty percent (50%) or more in interest of the Private Limited Partners.

     (b) Within a reasonable period (and subject to the requirements of Treasury Regulation §§ 1.704-1(b)(ii)(g) and 1.704-1(b)(2)(ii)(b)(2)) after the effective date of dissolution of the Partnership, the affairs of the Partnership will be wound up and the Partnership’s assets will be distributed as provided in the SBIC Act and the Act.

Section 8.03. Withdrawal of the General Partner.

     (a) Except as provided in Section 4.03, the General Partner may not withdraw as the general partner of the Partnership without the approval of twenty five percent (25%) in interest of the Private Limited Partners.

     (b) To the extent required by the SBIC Act, no transfer of the interest of the General Partner, or any portion of such interest, will be effective without the consent of SBA.

     (c) Except as provided in Section 8.03(b), Section 10.01(b), Section 10.01(d), or Section 10.01(f), any person who acquires the interest of the General Partner, or any portion of such interest, in the Partnership, will not be a General Partner but will become a special private limited partner (a “Special Private Limited Partner”) upon such person’s written acceptance and adoption of all the terms and provisions of this Agreement. Such person will acquire no more than the interest of the General Partner in the Partnership as it existed on the date of the transfer, but will not

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be entitled to any priority given to the Private Limited Partners, their successors and assigns, in respect of the interest. No such person will have any right to participate in the management of the affairs of the Partnership or to vote with the Private Limited Partners, and the interest acquired by such person will be disregarded in determining whether any action has been taken by any percentage of the limited partnership interests.

     (d) Upon an event of withdrawal of the General Partner without continuation of the Partnership as provided in Section 8.04, the affairs of the Partnership will be wound up in accordance with the provisions of Section 8.02.

Section 8.04. Continuation of the Partnership After the Withdrawal of the General Partner.

     Upon the occurrence of an event of withdrawal (as defined in the Act) of the General Partner, the Partnership will not be dissolved, if, within ninety (90) days after the event of withdrawal, fifty percent (50%) or more in interest of the Private Limited Partners agree in writing to continue the business of the Partnership and to the appointment of one or more additional general partners (subject to the approval of SBA), effective as of the date of withdrawal of the General Partner.

Section 8.05. Withdrawals of Capital.

     Except as specifically provided in this Agreement, withdrawals by a Partner of any amount of its Capital Account are not permitted.

Section 8.06. Withdrawal by ERISA Regulated Pension Plans.

     Notwithstanding any other provision of this Agreement, any Private Limited Partner that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, may elect to withdraw from the Partnership in whole or in part, or upon demand by the General Partner must withdraw from the Partnership in whole or in part, if either such Private Limited Partner or the General Partner obtains an opinion of counsel to the effect that, as a result of ERISA, (i) the withdrawal of the Private Limited Partner from the Partnership to such extent is required to enable the Private Limited Partner to avoid a violation of, or breach of the fiduciary duties of any person under ERISA (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the Partnership) or any provision of the Code related to ERISA or (ii) all or any portion of the Assets of the Partnership (as opposed to the Private Limited Partner’s partnership interest) constitute assets of the Private Limited Partner for purposes of ERISA and are subject to the provisions of ERISA to substantially the same extent as if owned directly by the Private Limited Partner.

Section 8.07. Withdrawal by Government Plans Complying with State and Local Law.

     Notwithstanding any other provision of this Agreement, any Private Limited Partner that is a “government plan” within the meaning of ERISA may elect to withdraw from the Partnership in whole or in part, or upon demand by the General Partner must withdraw from the Partnership in whole or in part, if either such Private Limited Partner or the General Partner obtains an opinion of counsel to the effect that as a result of state statutes, regulations, case law, administrative interpretations or similar authority applicable to the “government plan”, the withdrawal of such

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Private Limited Partner from the Partnership to such extent is required to enable the Private Limited Partner or the Partnership to avoid a violation (other than a violation based upon the investment performance of the Partnership) of the applicable state law.

Section 8.08. Withdrawal by Government Plans Complying with ERISA.

     Notwithstanding any other provision of this Agreement, any Private Limited Partner that is a “government plan” within the meaning of ERISA may elect to withdraw from the Partnership in whole or in part, if the “government plan” obtains an opinion of counsel to the effect that, as a result of ERISA, (i) the withdrawal of the “government plan” from the Partnership to such extent would be required if it were an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA, to enable the “government plan” to avoid a violation of, or breach of the fiduciary duties of any person under ERISA (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the Partnership) or any provision of the Code related to ERISA or (ii) all or any portion of the Assets of the Partnership would constitute assets of the “government plan” for the purposes of ERISA, if the “government plan” were an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA and would be subject to the provisions of ERISA to substantially the same extent as if owned directly by the “government plan.”

Section 8.09. Withdrawal by Tax Exempt Private Limited Partners.

     Notwithstanding any other provision of this Agreement, any Private Limited Partner that is exempt from taxation under Section 501(a) or 501(c)(3) of the Code may elect to withdraw from the Partnership in whole or in part, if the Private Limited Partner obtains an opinion of counsel to the effect that as a result of applicable statutes, regulations, case law, administrative interpretations or similar authority, the withdrawal of the Private Limited Partner from the Partnership to such extent is required to enable the tax exempt Private Limited Partner to avoid loss of its tax exempt status under Section 501(a) or 501(c)(3) of the Code.

Section 8.10. Withdrawal by Registered Investment Companies.

     Notwithstanding any other provision of this Agreement, any Private Limited Partner that is an “investment company” subject to registration under the Investment Company Act, may elect to withdraw from the Partnership in whole or in part, or upon demand by the General Partner must withdraw from the Partnership in whole or in part, if either such Private Limited Partner or the General Partner obtains an opinion of counsel to the effect that, as a result of the Investment Company Act, the withdrawal of the Private Limited Partner from the Partnership to such extent is required to enable such Private Limited Partner or the Partnership to avoid a violation of applicable provisions of the Investment Company Act or the requirement that the Partnership register as an investment company under the Investment Company Act.

Section 8.11. Distributions on Withdrawal.

     (a) Subject to the provisions of this Section, upon withdrawal under any provision of this Agreement, a Private Limited Partner will have the rights to distributions provided in the Act with respect to distributions to be made to limited partners upon withdrawal from a limited partnership.

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     (b) The Partnership will not make any distribution to any Partner in connection with its withdrawal under any provision of this Agreement or the Act, unless the distribution is permitted by the SBIC Act and SBA has given its consent to such distribution before the distribution is made.

     (c) Except in the case of distributions made as permitted under subsection (b), the right of any Partner to receive any distribution from the Partnership as a result of such Partner’s withdrawal, including any right any Partner may have as a creditor of the Partnership with respect to the amount of any such distribution, is subordinate to any amount due to SBA by the Partnership.

ARTICLE IX
ACCOUNTS, REPORTS AND AUDITORS

Section 9.01. Books of Account.

     (a) The Partnership shall maintain books and records in accordance with the provisions of the SBIC Act regarding financial accounts and reporting and, except as otherwise provided in this Agreement, generally accepted accounting principles.

     (b) The books and records of the Partnership shall be kept at the principal place of business of the Partnership. Each Partner will have access, upon reasonable notice and during regular business hours, to all books and records of the Partnership for all proper purposes as a Partner of the Partnership. Each Partner will have the right to receive copies of such books and records, subject to payment of the reasonable costs of such copies.

     (c) The Partnership will not be required to disclose, however, any confidential or proprietary information received by the Partnership in connection with its investment operations, except for any disclosure to SBA required by the SBIC Act.

Section 9.02 Audit and Report.

     (a) The financial statements of the Partnership must be audited and certified as of the end of each fiscal year by a firm of independent certified public accountants selected by the Partnership.

     (b) Within ninety (90) days from and after the end of each fiscal year, the Partnership must prepare and mail to each Partner a report prepared in accordance with the provisions of the SBIC Act regarding financial reporting, setting forth as at the end of the fiscal year:

     (i) a balance sheet of the Partnership;

     (ii) a statement of operations for the year;

     (iii) a statement of cash flows;

     (iv) a statement of changes in partners’ capital, and such Partner’s Closing Capital Account;

     (v) a statement of the Assets, valued as provided under this Agreement;

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     (vi) the amount of such Partner’s share in the Partnership’s taxable income or loss for the year, in sufficient detail to enable it to prepare its Federal, state and other tax returns;

     (vii) any other information the General Partner, after consultation with any Private Limited Partner requesting the same, deems necessary or appropriate;

     (viii) upon request by any Partner, such other information as is needed by such Partner in order to enable it to file any of its tax returns; and

     (ix) such other information as any Partner may reasonably request for the purpose of enabling it to comply with any reporting or filing requirements imposed by any statute, rule, regulation or otherwise by any governmental agency or authority.

The items set forth in clauses (i), (ii), (iii), (iv) and (v) will be certified by the firm of independent certified public accountants selected by the Partnership.

     (c) Within forty-five (45) days from and after the end of each of the first three fiscal quarters of the Partnership, the Partnership will prepare and mail to each Partner a report of the General Partner prepared in accordance with the provisions of the SBIC Act regarding financial reporting setting forth the information described in Section 9.02(b) (i), (ii), (iii) and (v), identifying the securities held by the Partnership and stating the amount of each security held and the cost and value thereof as determined under Section 3.08.

Section 9.03. Fiscal Year.

     The Fiscal Year of the Partnership will be a twelve-month year (except for the first and last partial years, if any) ending on December 31 unless otherwise required by Section 708(b) of the Code.

ARTICLE X
MISCELLANEOUS

Section 10.01. Assignability.

     (a) No Private Limited Partner may assign, pledge or otherwise grant a security interest in its or his interest in the Partnership or in this Agreement, except:

     (i) by operation of law;

     (ii) to a receiver or trustee in bankruptcy for that Partner; or

     (iii) with the prior written consent of the General Partner (which consent may be withheld in the reasonable discretion of the General Partner).

     (b) No General Partner or Private Limited Partner may transfer any interest of ten percent (10%) or more in the capital of the Partnership without the prior approval of SBA.

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     (c) The General Partner may not assign, pledge or otherwise grant a security interest in its interest in the Partnership or in this Agreement, except with the prior consent of SBA and the prior approval of fifty percent (50%) or more in interest of the Private Limited Partners.

     (d) No transfer of any interest in the Partnership will be allowed if such transfer or the actions to be taken in connection with that transfer would:

     (i) result in any violation of the SBIC Act;

     (ii) result in a violation of any law, rule or regulation by the Partnership;

     (iii) cause the termination of the Partnership under Section 708(b) of the Code, unless the Partnership first receives an opinion of tax counsel satisfactory to the Partnership that such termination would have no adverse tax impact on the Partnership or any non-transferring Partner;

     (iv) result in the transfer of a limited partnership interest with a cost of less than $250,000 or cause the Partnership to be classified as a “publicly traded partnership” within the meaning of Section 469(k)(2) of the Code or for the purposes of Section 512(c)(2) of the Code;

     (v) result in a violation of the Securities Act or any applicable state securities laws;

     (vi) require the Partnership to register as an investment company under the Investment Company Act; or

     (vii) require the Partnership, the General Partner or the Investment Adviser/Manager to register as an investment adviser under the Investment Advisers Act or any applicable state laws.

     (e) If a natural person Private Limited Partner dies or become incapacitated, his or her legal representative will, upon execution of a counterpart of this Agreement, be substituted as a Private Limited Partner, subject to all the terms and conditions of this Agreement.

     (f) Any transferee of any interest in the Partnership by a transfer in compliance with this Section will become a substituted Partner under this Agreement upon delivery and execution of a counterpart of this Agreement, will have the same rights and responsibilities under this Agreement as its assignor and will succeed to the Capital Account and balances thereof.

Section 10.02. Binding Agreement.

     Subject to the provisions of Section 10.01, this Agreement is binding upon, and inures to the benefit of, the heir, successor, assign, executor, administrator, committee, guardian, conservator or trustee of any Partner.

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Section 10.03. Gender.

     As used in this Agreement, masculine, feminine and neuter pronouns include the masculine, feminine and neuter; and the singular includes the plural.

Section 10.04. Notices.

     (a) All notices under this Agreement must be in writing and may be given by personal delivery, telex, telegram, private courier service or registered or certified mail.

     (b) A notice is deemed to have been given:

     (i) by personal delivery, telex, telegram, or private courier service, as of the day of delivery of the notice to the addressee; and

     (ii) by mail, as of the fifth (5th) day after the notice is mailed.

     (c) Notices must be sent to:

     (i) the Partnership, at the address of the General Partner in the Certificate of Limited Partnership, or such other address or addresses as to which the Partners have been given notice;

     (ii) the Private Limited Partners, at the addresses in Schedule A attached to this Agreement (as Schedule A may be amended from time to time) or such other addresses as to which the Partnership has been given notice; and

     (iii) SBA, at the address of the Investment Division of SBA and, if so required under any Section of this Agreement, in duplicate at the address of the Office of the General Counsel of SBA.

Section 10.05. Consents and Approvals.

     A consent or approval required to be given by any party under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:

     (i) given by such party in writing, and

     (ii) delivered by such party to the party requesting the consent or approval in the manner provided for notices to such party under Section 10.04.

Section 10.06. Counterparts.

     This Agreement and any amendment to this Agreement may be executed in more than one counterpart with the same effect as if the parties executed one counterpart as of the day and year first above written on this Agreement or any such amendment. To be effective, each separate counterpart must be executed by the General Partner.

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Section 10.07. Amendments.

     (a) This Agreement may not be amended except by an instrument in writing executed by the holders of fifty percent (50%) or more in interest of the Private Limited Partners who have not withdrawn as of the effective date of that amendment and the General Partner, and approved by SBA.

     (b) In addition to the requirements in Section 10.06 and Section 10.07(a), any amendment that (i) increases the amount of a Private Limited Partner’s Commitment requires that Partner’s consent, (ii) may cause a Private Limited Partner to become liable as a general partner of the Partnership requires the written consent of all Partners, or (iii) amends this Section, requires the consent of all Partners.

     (c) Each Private Limited Partner consents to:

     (i) the admission of Additional Private Limited Partners and the increase in any Private Limited Partner’s Commitment in accordance with Section 5.04;

     (ii) the transfer of a Partner’s interest in accordance with Section 10.01 and the admission of a substituted Partner under such transfer;

     (iii) any amendment of this Agreement or the Certificate of Limited Partnership necessary to effect such transfer or admission; and

     (iv) any amendment of this Agreement or the Certificate of Limited Partnership to comply with or conform to any amendments of applicable laws governing the Partnership.

     (d) The General Partner must distribute to each Private Limited Partner and SBA a copy of:

     (i) any Certificate of Amendment to the Certificate of Limited Partnership, and

     (ii) any amendment to this Agreement.

     (e) Copies of any Certificate of Amendment to the Certificate of Limited Partnership, and any amendment to this Agreement must be distributed in the same manner as provided for notices in Section 10.04.

Section 10.08. Power of Attorney.

     (a) Each Private Limited Partner appoints the General Partner, and each manager of the General Partner, as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign and file:

     (i) any amendments of this Agreement necessary to reflect:

     (A) the transfer of a Partner’s interest in accordance with Section 10.01;

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     (B) the admission of a substituted Private Limited Partner under Section 10.01;

     (C) the admission of an Additional Private Limited Partner under Section 5.04;

     (D) an amendment of this Agreement adopted by the Partners under Section 10.07; and

     (ii) all instruments, documents and certificates which, from time to time, may be required by the law of the United States of America, the State of Delaware or any other state in which the Partnership determines to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership and in conformance to the provisions of this Agreement.

     (b) The General Partner and its partners, as representatives and attorneys-in-fact, do not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided in this Agreement. This power of attorney is coupled with an interest and will continue in full force and effect notwithstanding the subsequent death or incapacity of such party.

Section 10.09. Applicable Law.

     This Agreement is governed by, and construed in accordance with, applicable Federal laws and the laws of the State of Delaware.

Section 10.10. Severability.

     If any one or more of the provisions contained in this Agreement, or any application of any such provision, is invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and all other applications of any such provision will not in any way be affected or impaired.

Section 10.11. Confidentiality

     The parties acknowledge that all information and documents exchanged and/or received by any party hereto regarding the Partnership and/or the parties is of a confidential nature (the “Confidential Information”). Each party covenants and agrees, that it shall hold in strict confidence from and after the date hereof all of the Confidential Information and shall not, at any time following the date hereof, or except as otherwise provided herein, directly or indirectly, divulge, disclose or make use of, for any purpose whatsoever, any of the Confidential Information. The provisions of this Section shall not apply to any information which, through no act or omission of the party so charged, is already or becomes in the public domain, or which is required to be disclosed by law or by order of a court. Each of the parties recognize that irreparable damage would result from a breach of the covenant herein contained, and agrees that the party so injured shall be entitled to injunctive and other equitable relief in the event of such a breach.

Confidential treatment requested by WQN, Inc.

Section 10.12. Entire Agreement.

     This Agreement, and all other written agreements executed by or on behalf of the General Partner and/or the Private Limited Partners and executed or approved by SBA, up to and including the date of this Agreement (such other written agreements, collectively, the “SBA Agreements”), state the entire understanding among the parties relating to the subject matter of this Agreement and the SBA Agreements. Any and all prior conversations, correspondence, memoranda or other writings are merged in, and replaced by this Agreement and the SBA Agreements, and are without further effect on this Agreement and the SBA Agreements. No promises, covenants, representations or warranties of any character or nature other than those expressly stated in this Agreement and the SBA Agreements have been made to induce any party to enter into this Agreement or any SBA Agreement.

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Confidential treatment requested by WQN, Inc.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of December 8, 2004.

General Partner:

[ ________________________ ]

By:

Manager

Commitment Amount:

[ ________________________ ]

Private Limited Partner:

[ ________________________ ]
[ ________________________ ]

By:

Name: [ ________________________ ]
Title: [ ________________________ ]

Commitment Amount:

[ ________________________ ]

Address of Private Limited Partner:

[ ________________________ ]
[ ________________________ ]
[ ________________________ ]
Attn: [ ________________________ ]

Federal Tax I.D. Number: [ ____________________ ]

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Confidential treatment requested by WQN, Inc.

Private Limited Partner:

[ ________________________ ]

By:

Name: [ ________________________ ]

Commitment Amount:

[ ________________________ ]

Address of Private Limited Partner:

Federal Tax I.D. Number:

Private Limited Partner:

[ ________________________ ]

By:

Name: [ ________________________ ]

Commitment Amount:

[ ________________________ ]

Address of Private Limited Partner:

Federal Tax I.D. Number:

2

Confidential treatment requested by WQN, Inc.

Private Limited Partner:

[ ________________________ ]

By:

Name: [ ________________________ ]
Title: [ ________________________ ]

Commitment Amount:

[ ________________________ ]

Address of Private Limited Partner:

Federal Tax I.D. Number:

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JOINDER AGREEMENT
OF
SEAVIEW MEZZANINE FUND LP

     The undersigned has received and reviewed a copy of the Limited Partnership Agreement, dated as of December 8, 2004 (the “Agreement”), of SeaView Mezzanine Fund LP, a Delaware limited partnership (the “Partnership”). In consideration of the admission of the undersigned as a limited partner of the Partnership, the undersigned hereby joins in the Agreement, the terms of which are incorporated herein by reference, and hereby agrees to be bound by the terms of the Agreement and to abide by all of its provisions. This Joinder Agreement is binding upon the undersigned and the undersigned’s heirs, executors, personable representatives, administrators, legal representatives, successors, and permitted assigns, and is for the benefit of the Partnership and all of its partners.

     IN WITNESS WHEREOF, this Joinder Agreement has been duly executed by the undersigned on this 23rd day of June, 2005.

Investor:	WQN, Inc.

By:	/s/ B. Michael Adler
	Name:	B. Michael Adler
	Title:	CEO

By:	*/s/ James F. Stone
James F. Stone, attorney-in-fact

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